           As filed with the Securities and Exchange Commission on July 15, 2005
                                                     Registration No. 333-106016

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                              BOB EVANS FARMS, INC.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                       31-4421866
-----------------------------------           ----------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

 3776 South High Street, Columbus, Ohio                  43207
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                            Bob Evans Farms, Inc. and
                         Affiliates 401K Retirement Plan
                         -------------------------------
                            (Full title of the plan)

                                Stewart K. Owens
                Chairman of the Board and Chief Executive Officer
                              Bob Evans Farms, Inc.
                             3776 South High Street
                              Columbus, Ohio 43207
                     --------------------------------------
                     (Name and address of agent for service)

                                 (614) 491-2225
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Mary L. Garceau, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                        52 East Gay Street, P.O. Box 1008
                            Columbus, Ohio 43216-1008
                                 (614) 464-6400

                       Index Exhibit begins at Page II-13.

================================================================================

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to Registration Statement No. 333-106016 includes, as Exhibit 5, a copy of the most recent Internal Revenue Service Determination Letter regarding the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan (the "Plan"). This Post-Effective Amendment also includes an undertaking by the Registrant under Item 8 to submit to the Internal Revenue Service (the "IRS") any amendments to the Plan required to be so submitted and to make all changes required by the IRS in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      Bob Evans Farms, Inc. (the "Company" or "Registrant") and the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents filed by the Company and the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

      1. The Company's Annual Report on Form 10-K for the fiscal year ended April 29, 2005;

      2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2004;

      3.    The Company's Current Report on Form 8-K dated and filed June 20,
            2005;

      4. The Company's Current Report on Form 8-K dated and filed May 13, 2005 and amended on Form 8-K/A filed July 12, 2005; and

      5. The description of the Company's common stock, par value $.01 per share ("Common Stock") contained in the Company's Registration Statement on Form S-4 filed with the Commission on November 5, 1986, or contained in any subsequent amendment or report filed for the purpose of updating such description.

      Any definitive proxy statement or information statement filed pursuant to
Section 14 of the Exchange Act, and all documents which may be filed by the Company or the Plan with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents.

      Additional information may be obtained about any of the documents incorporated by reference in this Registration Statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Registration Statement, without charge, by writing or phoning us at the following address and phone number: Bob Evans Farms, Inc., 3776 South High Street, Columbus, Ohio 43207, (614) 491-2225, Attn: Human Resources.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Article ELEVENTH of the Certificate of Incorporation, as amended, of the Registrant limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides:

            No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
            (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

      Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article IX of the Registrant's Amended and Restated By-Laws governs indemnification by the Registrant and provides as follows:

                  SECTION 9.01. INDEMNIFICATION AS OF RIGHT FOR DIRECTORS AND
            OFFICERS. Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware Law against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in
            Section 9.02 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board. The right to indemnification conferred in this Section 9.01 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if Delaware Law so requires, expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be advanced only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.01 or otherwise.

                  SECTION 9.02. ENFORCEMENT. If a claim under Section 9.01 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense of the corporation in any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit to enforce a right to an advancement of expenses) that the indemnitee has not met the applicable standard of conduct set forth in Delaware Law, and a final adjudication that an indemnitee has not met such standard shall entitle the corporation to recover such expenses pursuant to the terms of an undertaking. Neither the failure of the corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the corporation (including the Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified in any respect, or to such advancement of expenses, under this Article IX or otherwise shall be on the corporation.

                  SECTION 9.03. DISCRETIONARY INDEMNIFICATION FOR AGENTS AND
            EMPLOYEES. The corporation may, to the extent approved or ratified from time to time by the board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent contemplated by this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  SECTION 9.04. ARTICLE IX EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the corporation's or any other corporation's certificate of incorporation or by-laws, other charter documents, agreement, vote of stockholders or disinterested directors or otherwise, or under Delaware Law or any other applicable statute or regulation, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  SECTION 9.05. CONTINUATION OF INDEMNIFICATION. The
            indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, except in any such case to the extent that any grant of rights to indemnification and advancement of expenses pursuant to
            Section 9.03 otherwise provides, and shall be binding upon any successor to the corporation to the fullest extent permitted by Delaware Law, as from time to time in effect.

                  SECTION 9.06. INSURANCE. The corporation may purchase and
            maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or Delaware Law.

                  SECTION 9.07. CERTAIN DEFINITIONS. For purposes of this
            Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to a director or officer of the corporation "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of determining whether a person has met the applicable standard of conduct set forth in Delaware Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

                  SECTION 9.08. SEVERABILITY. In the event that any provision of this Article IX is determined by a court of competent jurisdiction to require the corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article IX shall be enforceable by an indemnitee in accordance with its terms.

      Section 145 of the Delaware General Corporation Law governs indemnification by a corporation and provides as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless any and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
            (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and
            (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even through less than a quorum, or
            (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an
            officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have the power to purchase and
            maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the
            corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other
            enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive
            jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

      Section 8.05 of the Plan provides that the Company will indemnify members of the Committee administering the Plan. Section 8.05 reads as follows:

            The sponsor shall indemnify and hold harmless any person who is or was a member of the Committee or any person who is or was an employee or performs or performed services with respect to the Plan against all liabilities and all reasonable expenses (including, without limitation, counsel fees and amounts paid in settlement other than to the Sponsor) incurred or paid in connection with any threatened or pending action, suit or proceeding to which such person (or his executor, administrator or other legal representative) may be made a party or in which such person may otherwise be involved by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall not be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his duty to the Sponsor or the Plan in relation to the matter or matters in respect of which indemnification is claimed; or (b) if such action, suit or proceeding shall be settled or otherwise terminated as against such person (or his executor, administrator or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Sponsor or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determination to be made by a majority of the members of the Board of Directors of the Sponsor or by independent counsel to whom the question may be referred by the Board of Directors.

            The Sponsor's obligations under this section may be satisfied through the purchase of a policy or policies of insurance providing equivalent protection.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See the Index to Exhibits attached hereto at page II-13.

      The Plan has been submitted to the IRS, and the IRS has determined that the Plan qualifies under Section 401 of the Code. A copy of the IRS determination letter, dated August 28, 2002, regarding the Plan is attached hereto as Exhibit 5. The Registrant hereby undertakes to submit to the IRS any amendments to the Plan required to be so submitted and will make all changes required by the IRS in order to continue to qualify the Plan under Section 401 of the Code.

Item 9. Undertakings.

      A.    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effect amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an annual report pursuant to Section 15(d) of the Exchange Act on behalf of the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of July, 2005.

                            BOB EVANS FARMS, INC.

                            By: /s/ Donald J. Radkoski
                                ---------------------------------------------
                                Donald J. Radkoski
                                Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                Title                            Date
-----------------------------      --------------------------------         ----------------
            *                      Chairman of the Board and                July  15, 2005
-----------------------------      Director, Chief Executive
Stewart K. Owens                   Officer, President and Chief
                                   Operating Officer (Principal
                                    Executive Officer)

            *                      Director                                 July  15, 2005
-----------------------------
Larry C. Corbin

            *                      Director                                 July  15, 2005
-----------------------------
Daniel E. Evans

            *                      Director                                 July  15, 2005
-----------------------------
Daniel A. Fronk

            *                      Director                                 July  15, 2005
-----------------------------
Michael J. Gasser

            *                      Director                                 July  15, 2005
-----------------------------
E.W. Bill Ingram III

            *                      Director                                 July  15, 2005
-----------------------------
Cheryl L. Krueger

            *                      Director                                 July  15, 2005
-----------------------------
G. Robert Lucas II

            *                      Director                                 July  15, 2005
-----------------------------
Robert E. H. Rabold

/s/ Donald J. Radkoski             Chief Financial Officer,
-----------------------------      Treasurer and Secretary                  July  15, 2005
Donald J. Radkoski                 (Principal Financial Officer and
                                   Principal Accounting Officer)


*By Donald J. Radkoski pursuant to Powers of Attorney executed by the directors and executive officers listed above which Powers of Attorney have been previously filed with the Securities and Exchange Commission as exhibits to this Registration Statement.

/s/ Donald J. Radkoski
----------------------------
Donald J. Radkoski
Attorney-In-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on the 15th day of July, 2005.

                          BOB EVANS FARMS, INC. AND AFFILIATES 401K
                          RETIREMENT PLAN

                          By: /s/ Tod P. Spornhauer
                              -----------------------------------------------
                              Tod P. Spornhauer
                              Member of the Bob Evans Farms and Affiliates 401K Retirement Plan Committee (also known as the Deferral Plan Committee)

                                INDEX TO EXHIBITS

Exhibit
Number                 Description                                    Location
-------      --------------------------------------      ----------------------------------
4(a)         Certificate of Incorporation of the         Incorporated herein by reference to
             Registrant (filed with the Delaware         Exhibit 3(a) to the Registrant's
             Secretary of State on Nov. 4, 1985)         Annual Report on Form 10-K for its
                                                         fiscal year ended April 24, 1987.

4(b)         Certificate of Amendment of                 Incorporated herein by reference to
             Certificate of Incorporation of the         Exhibit 3(b) to the Registrant's
             Registrant dated Aug. 26, 1987 (filed       Annual Report on Form 10-K for its
             with the Delaware Secretary of State        fiscal year ended April 28, 1989.
             on Sept. 4, 1987)

4(c)         Certificate of Adoption of                  Incorporated herein by reference to
             Amendment to Certificate of                 Exhibit 3(c) to the Registrant's
             Incorporation of the Registrant dated       Annual Report on Form 10-K for its
             Aug. 9, 1993 (filed with the Delaware       fiscal year ended April 29, 1994.
             Secretary of State on Aug. 10, 1993)

4(d)         Restated Certificate of Incorporation       Incorporated herein by reference to
             of Registrant reflecting amendments         Exhibit 3(d) to the Registrant's
             through Aug. 10, 1993. Note: filed for      Annual Report on Form 10-K for its
             purposes of SEC reporting                   fiscal year ended April 29, 1994.
             compliance only - this document has
             not been filed with the Delaware
             Secretary of State

4(e)         Amended and Restated By-Laws of the         Incorporated herein by reference to
             Registrant                                  Exhibit 3(e) to the Registrant's
                                                         Annual Report on Form 10-K for its
                                                         fiscal year ended April 28, 2000.

5            Internal Revenue Service Determination      Filed herewith.
             Letter dated August 28, 2002

23           Consent of Ernst & Young, LLP               Filed herewith.

24           Powers of Attorney                          Previously filed.